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                           UNION CENTER NATIONAL BANK

                           DIRECTORS' RETIREMENT PLAN

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                                TABLE OF CONTENTS

ARTICLE 1 - PURPOSE AND SCOPE

1.1    ESTABLISHMENT .......................................................  1
1.2    PURPOSE .............................................................  1
1.3    APPLICATION OF THE PLAN .............................................  1
1.4    SCOPE ...............................................................  1

ARTICLE II - DEFINITIONS ...................................................  1

ARTICLE III - PARTICIPATION

3.1    ELIGIBILITY FOR PARTICIPATION .......................................  3
3.2    DURATION OF PARTICIPATION ...........................................  3

ARTICLE IV - BENEFITS

4.1    ELIGIBILITY TO RECEIVE BENEFITS .....................................  3
4.2    AMOUNT AND FORM OF BENEFIT ..........................................  3
4.3    FORFEITURE FOR CAUSE ................................................  3

ARTICLE V - ADMINISTRATION

5.1    DUTIES OF THE COMMITTEE .............................................  4
5.2    LIABILITIES OF THE COMMITTEE ........................................  4
5.3    EXPENSES ............................................................  4
5.4    UNFUNDED CHARACTER OF THE PLAN ......................................  4

ARTICLE VI - AMENDMENT AND TERMINATION

6.1    AMENDMENT AND TERMINATION ...........................................  4
6.2    PRESERVATION OF BENEFITS ON
       TERMINATION OR AMENDMENT ............................................  5
6.3    DISTRIBUTION OF BENEFITS ON TERMINATION .............................  5

ARTICLE VII - MISCELLANEOUS PROVISIONS

7.1    NO RIGHT TO CONTINUED EMPLOYMENT ....................................  5
7.2    CONSTRUCTION OF LANGUAGE ............................................  5
7.3    NON-ALIENATION OF BENEFITS ..........................................  5
7.4    SEPARABILITY ........................................................  5

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7.5    AUTHORIZED OFFICERS .................................................   6
7.6    CONSTRUCTION ........................................................   6


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                           ARTICLE I - PURPOSE AND SCOPE

1.1 ESTABLISHMENT

Union Center National Bank hereby establishes effective as of July 1, 1998 an unfunded retirement plan for its eligible Directors and their beneficiaries as described herein which shall be known as the "Union Center National Bank Directors' Retirement Plan."

1.2 PURPOSE

The purpose of this Plan is to provide benefits for eligible Directors of the Bank in recognition of their service to the Bank.

1.3 APPLICATION OF THE PLAN

The terms of the Plan are applicable only to eligible Directors who serve on the Board of Directors of the Bank on or after July 1, 1998. Any Director who retired or whose relationship as Director with the Bank was otherwise terminated prior to such date shall not be eligible to participate in the Plan.

1.4 SCOPE

This Plan is designed to provide Directors of the Bank certain retirement benefits. Nothing herein contained, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a fiduciary relationship between the Bank and any Director of the Bank, their surviving spouse or dependents, their estate or their beneficiaries or any other person.

Any reserves or liabilities set upon the Bank's books of account with respect to any benefits to be paid under this Plan shall continue for all purposes to be a part of the general funds or assets of the Bank. To the extent that any person acquires right to receive payments from the Bank under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Bank.

                            ARTICLE II - DEFINITIONS

2.1 "BOARD" means the Board of Directors of the Bank,

2.2 "CODE" means the Internal Revenue Code of 1986, as amended.

2.3 "COMMITTEE" means such person, committee or entity as shall be designated by the Board to perform the duties set forth in Article V; provided, however, that if no such person, committee or entity is designated by the Board, then the Board shall serve as the Committee.

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2.4 "BANK" means Union Center National Bank, a national bank chartered under the laws of Congress, and its successors and assigns whether by merger, consolidation, sale of assets, statutory receivership, operation of law or otherwise.

2.5 "DIRECTOR" means any individual who serves as a director of the Board on or after the Effective Date.

2.6 "INSIDE DIRECTOR" means a Director who also serves as an employee or officer of the Bank.

2.7 "EFFECTIVE DATE" means July 1, 1998.

2.8 "OUTSIDE DIRECTOR" means a Director who is not an Inside Director.

2.9 "PARTICIPANT" means any Director who is participating in the Plan in accordance with its terms.

2.10 "PLAN" means the Union Center National Bank Directors' Retirement Plan.

2.11 "NORMAL RETIREMENT DATE" means with respect to a Director, the first day of the calendar month following the Director's Termination of Service occurring after (1) May 1, 2000, and (2) his attainment of age 70 and completion of 15 Years of Service.

2.12 "YEARS OF SERVICE" means each 12 month period for which a Director serves as a member of the Board. A Year of Service shall initially commence on the date on which a Director is appointed or elected to the Board and shall thereafter commence on each successive yearly anniversary of such date. A Director shall be deemed to have served as a member of the Board for a full month if he serves as a member of the Board for any portion of such month. Non-consecutive periods of service as a Director shall be aggregated for purposes of determining a Director's total Years of Service. Years of Service shall include service as a Director prior to the Effective Date.

2.13 "TERMINATION OF SERVICE" means a Director's termination of service as a member of the Board, whether by removal, resignation, death, disability or otherwise.

2.14 "VESTED PARTICIPANT" means a Participant who (1) is an Outside Director on or after July 1, 1999, (2) has completed fifteen (15) Years of Service, and (3) attains age 70 prior to incurring a Termination of Service.

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                           ARTICLE III - PARTICIPATION

3.1 ELIGIBILITY FOR PARTICIPATION

Each Outside Director who has completed 15 Years of Service as of the Effective Date shall become a Participant on the Effective Date. Each other Director shall become a Participant upon completion of 15 Years of Service; provided he is at such time an Outside Director.

3.2 DURATION OF PARTICIPATION

A Director who becomes a Participant shall continue to be a Participant until the later of his Termination of Service or the date he or she is no longer entitled to benefits under the Plan.

                              ARTICLE IV - BENEFITS

4.1 ELIGIBILITY TO RECEIVE BENEFITS

A Vested Participant shall be paid a retirement benefit under the Plan in accordance with Section 4.2.

4.2 AMOUNT AND FORM OF BENEFIT

A Vested Participant shall be paid an annual retirement benefit of $8,500.00 payable in substantially equal monthly installments for one hundred eighty (180) months commencing upon his Normal Retirement Date. In the event of the Vested Participant's death after payments have commenced but prior to the payment all such monthly installments, such installments shall continue to be paid to the Participant's surviving spouse, if any, until the earlier of (i) such spouse's death or (ii) the aggregate number of monthly payments to both the Participant and such spouse total one hundred eighty (180). In the event a Vested Participant and his surviving spouse both die before one hundred eighty (180) monthly payments have been paid, benefits shall cease as of the date of the second to die and no further benefits under the Plan shall be payable.

In the event of the death of a Vested Participant after July 1, 1998 and after his completion of fifteen (15) Years of Service, but prior to the commencement of payment of benefits hereunder, his surviving spouse, if any, shall be paid an annual retirement benefit of $8,500.00 payable in substantially equal monthly installments until the earlier of (i) such spouse's death, or (ii) the payment of one hundred eighty (180) such installments.

4.3 FORFEITURE FOR CAUSE

Notwithstanding any other provisions of this Plan, if a Director shall be terminated for reason of acts of fraud, dishonesty, larceny, misappropriation or embezzlement committed against the Company, all of such Director's rights to benefits under this Plan shall be forfeited.

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                           ARTICLE V - ADMINISTRATION

5.1 DUTIES OF THE COMMITTEE

The Committee shall have full responsibility for the management, operation, interpretation and administration of the Plan in accordance with its terms, and shall have such authority as is necessary or appropriate in carrying out its responsibilities. The Committee is expressly authorized to exercise discretion in carrying out its responsibilities and deciding any question of fact or law in connection therewith. Actions taken by the Committee pursuant to this Section
5.1 shall be conclusive and binding upon the Bank, Participants and any other interested parties.

5.2 LIABILITIES OF THE COMMITTEE

Neither the Committee nor its individual members shall be deemed to be a fiduciary or fiduciaries with respect to this Plan; nor shall any of the foregoing individuals or entities be liable to any Participant or beneficiary in connection with the management, operation, interpretation or administration of the Plan, any such liability being solely that of the Bank.

5.3 EXPENSES

Any expenses incurred in the management, operation, interpretation or administration of the Plan shall be paid by the Bank. In no event shall the benefits otherwise payable under this Plan be reduced to offset the expenses incurred in managing, operating, interpreting or administering the Plan.

5.4 UNFUNDED CHARACTER OF THE PLAN

The benefits payable under the Plan shall be paid by the Bank out of its general assets; provided, however, that the Bank may establish a separate account, an escrow account or a trust or may purchase an annuity or insurance contract, which account, trust or contract shall be subject to the claims of the Bank's general unsecured creditors. Any liability of the Bank to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Bank. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Bank.

Subject to the foregoing, in the event of a Change of Control (as defined below) or threatened Change in Control, the Bank may contribute to any such account, trust or contract an amount that the Board determines to be sufficient to pay each Plan participant or beneficiary the benefits to which such participants and beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurs. A "Change in Control" shall mean:

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     (1) the consummation of an acquisition by a third party of a majority of the voting capital stock of the Bank or Center Bancorp Inc. or substantially all of the assets of the Bank or Center Bancorp Inc., or

     (2) a change in the composition of the Board of Directors of the Bank or Center Bancorp such that "Continuing Directors" (as defined herein) no longer constitute a majority of the Board. For purposes of this Agreement, the term "Continuing Director" shall mean (i) each current member of the Center Bancorp Inc. Board of Directors and (ii) each person who is hereinafter first nominated to such board by unanimous vote of the persons who then constitute Continuing Directors.

                      ARTICLE VI - AMENDMENT AND TERMINATION

6.1 AMENDMENT AND TERMINATION

Subject to the provisions of Section 6.2, the Board shall have the right to amend or terminate the Plan, in whole or in part.

6.2 PRESERVATION OF BENEFITS ON TERMINATION OR AMENDMENT

Neither the termination nor amendment of the Plan shall reduce the benefits accrued by a Participant under this Plan.

6.3 DISTRIBUTION OF BENEFITS ON TERMINATION

In the event of termination of the Plan, the retirement benefits, if any, to which recipients are entitled, or may become entitled, under Article IV shall continue to be payable as provided in Article IV.

                      ARTICLE VII - MISCELLANEOUS PROVISIONS

7.1 NO RIGHT TO CONTINUED EMPLOYMENT

Neither the establishment of the Plan nor any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Director the right to continue to serve on the board.

7.2 CONSTRUCTION OF LANGUAGE

Wherever appropriate in the Plan, words used in the singular may be read in the plural, words in the plural may be read in the singular, and words importing the masculine gender shall be

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deemed equally to refer to the feminine and the neuter. Any reference to any
Article or Section shall be to an Article or Section of this Plan, unless otherwise indicated.

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7.3 NON-ALIENATION OF BENEFITS

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation, or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities or torts. Should any Participant, beneficiary or other person attempt to anticipate, alienate or assign his interest in or right to a benefit, or should any person claiming against him seek to subject such interest or right to legal or equitable process, all the interest or right of such Participant or beneficiary or other person entitled to benefits under the Plan shall cease, and in that event, such interest or right shall be held or applied, at the direction of the Committee, to or for the benefit of such Participant, beneficiary or other person or his spouse, children or other dependents in such manner and in such proportion as the Committee may deem proper.

7.4 SEPARABILITY

If any term or provision of this Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

7.5 AUTHORIZED OFFICERS

Whenever the Bank under the terms of the Plan is permitted or required to do or to perform any act or matter or thing, it shall be done and performed by a duly authorized officer of the Bank.

7.6 CONSTRUCTION

The provisions of the plan shall be construed, administered and enforced according to the laws of the State of New Jersey.

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